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                                                                 EXHIBIT 99.2(n)
                      Consent of Independent Accountants





To the Board of Trustees of
The Conseco Strategic Income Fund





We consent to the inclusion in this Registration Statement of The Conseco Strategic Income Fund (the "Fund"), on Form N2 (Securities Act File No. 333-55809 and Investment Company Act File No. 811-087950) of our report dated July 20, 1998, on our audit of the statement of assets and liabilities of the Fund at July 15, 1998. We also consent to the reference to our firm under the caption "Experts".



                                       /s/ PricewaterhouseCoopers LLP



                                       Indianapolis, Indiana

                                       July 23, 1998